EXHIBIT 4.2


Warrant No.

     THIS WARRANT IS NON-TRANSFERRABLE AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF.

                        Right to Purchase 183,333 Shares

                                UBARTER.COM INC.

                        Warrant to Purchase Common Stock

     Registered Owner: Alpine Capital Group, LLC, 152 East 65th Street, Suite 400, New York, NY 10021 (hereinafter "Registered Owner").

     For value received, Ubarter.Com Inc., a Nevada corporation (the "Company") grants the following rights to the Registered Owner:

     (a) Issue. Upon tender to the Company (as defined in paragraph (e) hereof), the Company shall issue to the Registered Owner hereof the number of shares specified in paragraph (b) hereof of fully paid and nonassessable shares of Common Stock of the Company that the Registered Owner is otherwise entitled to purchase.

     (b) Number of Shares. The number of shares of Common Stock of the Company that the Registered Owner is entitled to receive upon exercise of this Warrant is 183,333 shares ("Warrant Shares"). The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, free of any restrictions, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

     (c) Exercise Price. The exercise price of this Warrant, the price at which the Warrant Shares purchasable upon exercise of this Warrant may be purchased, is Two and 00/100 ($2.00) Dollars per share.

     (d) Exercise Period. This Warrant may only be exercised from September 1, 1999 through and including September 1, 2004, both dates inclusive ("Exercise Period"). If not exercised during the said Exercise Period, this Warrant and all rights granted under this Warrant shall expire and lapse.

     (e) Tender. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, certified check or official bank draft in lawful money of the United States of America, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit "A" properly executed by the registered owner of this Warrant, and by surrender of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the offices of the Company at 21400 International Boulevard, Suite 207, Seattle, WA 98198. Documents sent by mail shall be deemed to be delivered when they are received by the Company.

     (f) Partial Exercise of Warrant. This Warrant may be exercised during its exercise period by the Registered Owner, and at its option, as to the whole at any time or in part from time to time. If this Warrant is exercised at one time for less than the maximum number of shares of Common Stock purchasable upon the exercise hereof, the Company shall issue to the Registered Owner a new warrant of like tenor and date representing the number of shares of Common Stock equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

     (g) Effect of Stock Changes. If, at any time or from time to time the Company, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification of shares, or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares, then, immediately upon the occurrence of the change:

          (i) The class of shares into which the Common Stock has been changed shall replace the Common Stock, for the purposes of this Warrant and the terms and conditions hereof, so that the registered owner or owners of this Warrant shall be entitled to receive, and shall receive upon exercise of this Warrant, shares of the class of stock into which the Common Stock had been changed;

          (ii) The number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted to reflect such stock split; and

          (iii) The purchase price per Warrant Share shall be proportionately adjusted.

          Irrespective of any adjustment or change in the number or class of shares purchasable under this or any other Warrant of like tenor, or in the purchase price per share, this Warrant, as well as any other warrant of like tenor, may continue to express the purchase price per share and the number and class of shares purchasable upon exercise of this Warrant as the purchase price per share and the number and class of shares purchasable were expressed in this Warrant when it was initially issued.

     (h) Effect of Merger. If at any time while this Warrant is outstanding another corporation merges into the Company, the Registered Owner shall be entitled, immediately after the merger becomes effective and upon exercise of this Warrant, to obtain the same number of shares of Common Stock of the Company (or shares into which the Common Stock has been changed as provided in the paragraph of this Warrant covering changes) that the owner or owners were entitled upon the exercise hereof to obtain immediately before the merger became effective at the same exercise price. The Company shall take any and all steps necessary in connection with the merger to assure that sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this



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


Warrant, are available so that these convertible securities, options and warrants, including this Warrant, may be exercised.

     (i) Piggyback Registration Rights. Upon exercise of this Warrant, including, without limitation, a fractional exercise thereof, and in the event the Company files a registration statement to complete a registered offering of any of its Common Stock under the Securities Act of 1933, as amended
("Securities Act") ("Registered Offering"), the Registered Owner shall be entitled to "piggyback" registration rights with respect to the Common Stock acquired pursuant to this Warrant and held from the time of such exercise by the Registered Owner. The Company shall provide written notice to the Registered Owner not later than thirty (30) days prior to the filing of any such registration statement of the Company's intent to complete a registered offering of its Common Stock ("Registration Notice"). Within ten (10) days following the Registered Owner's receipt of the Registration Notice, the Registered Owner may upon written notice to the Company, demand such piggyback registration rights, in which event the Company shall cause the Warrant Shares to be registered with the U.S. Securities and Exchange Commission in the Registered Offering.

     (j) Company's Right to Require Exercise of Warrant.

          (i) Anything herein to the contrary notwithstanding, in the event that during any non-consecutive twenty (20) business day period during the term hereof, (x) the average of the averaged daily high and low prices of the Common Stock, as reported by Bloomberg Information Services, Inc., exceeds Five and 25/100 ($5.25) dollars and (y) the daily volume of Common Stock traded, as reported by Bloomberg Information Services, Inc., is not less than 30,000 shares, the Company may, at its option, upon written notice to Registered Owner, made by certified, mail, return receipt requested, or overnight delivery service such as Federal Express, not later than ten (10) days following such twenty (20) consecutive business day period ("Warrant Exercise Notice"), require the Registered Owner to exercise this Warrant within twenty (20) days following the Registered Owner's receipt of the Warrant Exercise Notice.

          (ii) In the event the Company requires the Registered Owner of this Warrant to exercise this Warrant pursuant to Paragraph (j) (i), hereof, the Registered Owner of this Warrant, may upon written notice to the Company made within ninety (90) days following the Registered Owner's receipt of the Warrant Exercise Notice, demand that the Company file such registration statement and/or make such disclosures under the Securities Act as may be required with respect to the Warrant Shares, in which event the Company, shall file such registration statement and/or make such disclosures no later than thirty (30) days after such written demand by the Registered Owner, and shall further use reasonable efforts to cause any such registration statement to become effective as soon as possible after the demand thereof, and in any event to have such registration statement effective no later than ninety (90) days from the date of such demand.

     (k)  The   Warrants   represented   by   this   Warrant   Certificate   are
non-transferable. Any common shares issued pursuant to this Warrant shall bear the following legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS




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


     AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (a) TO THE COMPANY, (b) IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (c) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATION GOVERNING THE OFFER, AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY."

     IN WITNESS WHEREOF, the Company has signed this Warrant by its duly authorized officers this 27th day of August, 1999.




                                     By: /s/ Steven M. White
                                         ---------------------------------------
                                         Chief Executive Officer











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


                                  EXERCISE FORM

                                   Exhibit "A"


     (To be completed and executed by the holder of the warrant to which this exhibit is attached in order to exercise the warrant and to purchase the stock purchasable upon exercise of the warrant.)

               ALPINE CAPITAL GROUP, LLC


     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase 183,333 (or part thereof) shares of Common Stock of UBARTER.COM INC., pursuant to the warrant to which this exhibit is attached; (2) encloses payment of $366,666.00 (or such lesser amount in the case of a partial exercise) for these shares at a price of $2.00 per share; and (3) requests that a certificate for the shares to be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


                                        ALPINE CAPITAL GROUP, LLC



                                        By: ------------------------------------


                                            152 East 65th Street, Suite 400
                                            New York, NY 10021
                                            EIN:





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